Exhibit 4.1

FELCOR LODGING LIMITED PARTNERSHIP,
as Issuer,

and

THE GUARANTORS PARTY HERETO,
As Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, Registrar and Paying Agent

First Supplemental Indenture

Dated as of August 9, 2017

Supplemental Indenture to the Indenture
dated as of May 21, 2015
with respect to the
6.000% Senior Notes due 2025

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of August 9, 2017 among FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP”), FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), the guarantors party hereto and U.S. Bank National Association, a national banking association, as trustee, registrar and paying agent (the “Trustee”).

W I T N E S S E T H

WHEREAS, FelCor LP, FelCor and the Subsidiary Guarantors executed and delivered to the Trustee an indenture dated as of May 21, 2015 (as amended, supplemented or otherwise modified, the “Indenture”), pursuant to which FelCor LP issued and has outstanding $475,000,000 aggregate principal amount of 6.000% Senior Notes due 2025 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding (the “Requisite Consents”), subject to certain other conditions, and FelCor, FelCor LP, the Subsidiary Guarantors and the Trustee may enter into a supplemental indenture for the purpose of amending the Indenture;

WHEREAS, FelCor LP has delivered to the Holders a consent solicitation statement and the accompanying consent letter (collectively, the “Consent Solicitation”) in which it solicited consents of the Holders of the Notes to an amendment to the Indenture (the “Proposed Amendment”), which amendment requires the Requisite Consents as a condition to its effectiveness;

WHEREAS, FelCor LP has received the Requisite Consents to effect the Proposed Amendment to the Indenture;

WHEREAS, FelCor, FelCor LP and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the purpose of this Supplemental Indenture is to provide that FelCor LP’s obligation under the Indenture to make a Change of Control Offer will not apply to the Mergers or the other transactions contemplated by the Merger Agreement (as defined herein) and to add certain definitions relating to the Mergers, as described in the Consent Solicitation;

WHEREAS, FelCor LP hereby requests that the Trustee join with FelCor, FelCor LP and the Subsidiary Guarantors in the execution of this Supplemental Indenture, and FelCor LP has provided the Trustee with evidence that the Company LP has obtained the Requisite Consents and has furnished the Trustee with an Officers’ Certificate, an Opinion of Counsel and Board Resolutions of FelCor, FelCor LP and the Subsidiary Guarantors authorizing the execution of and approving this Supplemental Indenture; and

WHEREAS, all covenants, conditions and requirements necessary for the execution and delivery of this Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects duly authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, FelCor, FelCor LP, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1.                                 Definitions.  For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

(b)                                 capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.                                 Change of Control Amendments.  The Indenture is hereby amended as follows:

(a)                                 Section 1.01 of the Indenture is hereby amended by inserting the following new definition in alphabetical order:

“RLJ Merger” means the merger of Rangers Sub II, LP (“Partnership Merger Sub”), a Delaware limited partnership and an indirect wholly owned subsidiary of RLJ Lodging Trust, L.P., a Delaware limited partnership (“RLJ LP”), with and into FelCor LP, with FelCor LP surviving as a wholly owned subsidiary of RLJ LP, and immediately thereafter, the merger of FelCor, with and into Rangers Sub I, LLC, a Maryland limited liability company and a wholly owned subsidiary of RLJ LP (“REIT Merger Sub”), with REIT Merger Sub surviving as a wholly owned subsidiary of RLJ LP, pursuant to the Agreement and Plan of Merger, dated April 23, 2017, as the same may be amended, restated or otherwise modified from time to time, by and among RLJ Lodging Trust, a Maryland real estate investment trust (“RLJ”), RLJ LP, REIT Merger Sub, Partnership Merger Sub, FelCor and FelCor LP, together with the other transactions contemplated thereby.

(b)                                 The first paragraph of Section 4.11(a) of the Indenture is hereby amended by replacing “4.13” in the penultimate sentence with “4.11”.

(c)                                  The first paragraph of Section 4.11(a) of the Indenture is hereby amended by adding the following sentence at the end of such paragraph: “Notwithstanding the foregoing and any other provision of this Indenture or the Notes, this Section 4.11 shall not apply to a Change of Control resulting from the RLJ Merger.”

SECTION 3.                                 This Supplemental Indenture shall become effective and binding upon FelCor, FelCor LP, the Subsidiary Guarantors, the Trustee and the Holders of the Notes immediately upon the execution and delivery of this Supplemental Indenture; provided, however, that this Supplemental Indenture shall only become operative immediately preceding the effective time of the Partnership Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated April 23, 2017, by and among RLJ Lodging Trust, a Maryland real estate investment trust, RLJ Lodging Trust, L.P., a Delaware limited partnership (“RLJ LP”), Rangers Sub I, LLC, a Maryland limited liability company and a wholly owned subsidiary of RLJ LP (“REIT Merger Sub”), Rangers Sub II, LP, a Delaware limited partnership and an indirect wholly owned subsidiary of RLJ LP (“Partnership Merger Sub”), FelCor and FelCor LP (the “Merger Agreement”) providing for the merger of Partnership Merger Sub with and into FelCor LP, with FelCor LP surviving as a wholly owned subsidiary of RLJ LP (the “Partnership Merger”), and immediately thereafter, the merger of FelCor with and into REIT Merger Sub, with REIT Merger Sub

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surviving as a wholly owned subsidiary of RLJ LP (together with the Partnership Merger, the “Mergers”). If the Partnership Merger does not occur on our prior to December 28, 2017, among other conditions set forth in the Consent Solicitation, this Supplemental Indenture will not become operative.

SECTION 4.                                 NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 5.                                 The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by FelCor, FelCor LP and the Subsidiary Guarantors.

SECTION 6.                                 Successors and Assigns.  All agreements of FelCor, FelCor LP and the Subsidiary Guarantors in this First Supplemental Indenture shall bind their respective successors and assigns.  All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

SECTION 7.                                 Separability.  In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.                                 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 9.                                 Counterparts.  The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

FELCOR LODGING LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	FELCOR LODGING TRUST INCORPORATED,
as general partner

By:	/s/ Bianca S. Green
	Name:	Bianca S. Green
	Title:	Vice President, Associate General Counsel and Assistant Secretary

FELCOR LODGING TRUST INCORPORATED,
a Maryland corporation

By:	/s/ Bianca S. Green
Name:		Bianca S. Green
Title:		Vice President, Associate General Counsel and Assistant Secretary

[Signature Page to First Supplemental Indenture — 6.000% Senior Notes due 2025]

FELCOR/CSS HOLDINGS, L.P.

By: FelCor/CSS Hotels, L.L.C.,

General Partner

FELCOR ESMERALDA (SPE), L.L.C.

FELCOR HOTEL ASSET COMPANY, L.L.C.

FELCOR ST. PETE (SPE), L.L.C.

FELCOR TRS BORROWER 4, L.L.C.

FELCOR TRS HOLDINGS, L.L.C.

MADISON 237 HOTEL, L.L.C.

ROYALTON 44 HOTEL, L.L.C.

FELCOR MILPITAS OWNER, L.L.C.

FELCOR DALLAS LOVE FIELD OWNER, L.L.C.

MYRTLE BEACH OWNER, L.L.C.

FELCOR/CMB BUCKHEAD HOTEL, L.L.C.

FELCOR/CMB MARLBOROUGH HOTEL, L.L.C.

FELCOR/CMB ORSOUTH HOLDINGS, L.P.

By: FelCor/CMB Orsouth Hotel, L.L.C., General Partner

FELCOR/CMB SSF HOLDINGS, L.P.

By: FelCor/CMB SSF Hotel, L.L.C., General Partner

FELCOR S-4 HOTELS (SPE), L.L.C.

FCH/PSH, L.P.

By: FelCor/CSS Hotels, L.L.C., General Partner

By:	/s/ Bianca S. Green

Name:	Bianca S. Green
Title:	Vice President, Associate General Counsel and Assistant Secretary

[Signature Page to First Supplemental Indenture — 6.000% Senior Notes due 2025]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

[Signature Page to First Supplemental Indenture — 6.000% Senior Notes due 2025]